EXHIBIT 13.1
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Leading Brands, Inc. (the “Company”) on Form 20-F for the period ended February 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 29, 2018

/s/ Ralph McRae

Name: Ralph D. McRae
Title: Chairman and Chief Executive Officer

(Principal Executive Officer)

Date: May 29, 2018

/s/ Ralph D. McRae

Name: Ralph D. McRae
Title: Interim Principal Financial Officer

(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Leading Brands, Inc. and will be retained by Leading Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.